Exhibit 99.1

AXIM® BIOTECHNOLOGIES SIGNS LICENSING AGREEMENT WITH LEADING GUM DISTRIBUTOR TO EXPAND NUTRACEUTICAL DIVISION

NEW YORK – July 9, 2019 – AXIM® Biotechnologies, Inc. (OTC: AXIM) (“AXIM® Biotech,” “AXIM” or “the Company”), a world leader in cannabinoid research and product development, today announced that the Company has signed a multi-term agreement with KISS Industries, LLC (“KISS Industries”), a gum developer based in Colorado. KISS Industries is a well-respected developer of consumer products such as CONFADENT Sugar-Free Chewing Gum. The agreement grants KISS Industries a non-exclusive license to formulate and sell products that fall within AXIM’s patent on chewing gum containing cannabinoids and grants AXIM the ability to acquire 10 percent of KISS Industries.

“KISS Industries is a known leader in chewing gum formulation, producing its popular gum products to cGMP standards with widespread distribution,” said AXIM® Biotech CEO John W. Huemoeller II. “As we focus on building revenue from our growing nutraceutical division, we understand the importance of maintaining AXIM’s reputation for providing high-quality full-spectrum hemp cannabidiol (CBD) products. KISS Industries will increase our capacity and sales channels through its distribution.”

Under the agreement, AXIM will receive royalties for all cannabinoid-based gum sales KISS Industries makes through the Company’s licensed patent. AXIM’s licensed patent allows KISS Industries to distribute its products in both the U.S. and Mexico. In the future, AXIM may acquire 10 percent of KISS Industries as the company continues to grow its revenue stream and the right to match any outside future offer to acquire KISS Industries. AXIM’s CEO John W. Huemoeller II will also join the Board of Directors of KISS Industries.

“AXIM is known as the industry leader for CBD chewing gum through its experience and patent on chewing gum containing cannabinoids,” said KISS Industries Founder, President and CEO Cole T. Evans. “We look forward to establishing a long-term relationship with AXIM and providing cannabis-based chewing gum created with exceptional manufacturing practices to our consumer base as the market continues to demand innovative CBD products.”

To learn more about AXIM® Biotechnologies, Inc., visit http://aximbiotech.com/.

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About AXIM® Biotechnologies

AXIM® Biotechnologies, Inc. (AXIM) is a world leader in the research and development of cannabinoid-based pharmaceutical and nutraceutical products. Along with building a robust intellectual property portfolio, AXIM is focused on clinical development programs that bring more efficacy and/or lower side effects than existing alternatives and require small to medium budgets and timelines to bring to market, which presents a high added-value to the pharmaceutical field.

AXIM's flagship product, MedChew® with dronabinol, is planned to undergo a bioequivalence study in the near future to fast track through FDA as an alternative to approved Marinol. For more information, please visit www.AXIMBiotech.com.

Public Relations Contact:

Andrew Hard

Chief Executive Officer

CMW Media

P. 858-264-6600

andrew.hard@cmwmedia.com

www.cmwmedia.com

Corporate Contact Info:

North American Address:

45 Rockefeller Plaza, 20th Fl.

New York, NY 10111, USA

P. 844 294 6246

European Address:

Industrieweg 40, Unit B4

3401 MA IJsselstein

Netherlands

FORWARD-LOOKING DISCLAIMER

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AXIM Biotechnologies, Inc. to be materially different from the statements made herein.

LEGAL DISCLOSURE

AXIM® Biotechnologies does not sell or distribute any products that are in violation of the United States Controlled Substances Act (US.CSA).